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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 15, 1999 relating to the financial statements of Scottish Power plc, which appears in Scottish Power plc's Annual Report on Form 20-F for the year ended March 31, 1999.

/s/ PricewaterhouseCoopers
Glasgow, Scotland
December 1, 1999